UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2006

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On October 4, 2006, Nanometrics Incorporated (the “Company”) entered into an employment agreement with John D. Heaton, its President and Chief Executive Officer. Under the terms of the agreement, Mr. Heaton will be paid an annual base salary of $404,250, and will be eligible to receive annual cash incentives and other bonuses payable in accordance with the terms of the Company’s profit sharing policy and other bonus programs. Furthermore, if Mr. Heaton is terminated by the Company without Cause or if Mr. Heaton resigns for Good Reason (as such terms are defined in the agreement), then he would be eligible to receive, among other benefits, payments equal to his then effective annual salary plus 100% of the amount paid to him under the Company’s profit sharing program in the year prior to his termination, as well as 12 months accelerated vesting of his then outstanding, unvested equity grants. If, however, Mr. Heaton is terminated by the Company without Cause or if Mr. Heaton resigns for Good Reason within 12 months after a Change of Control (as such terms are defined in the agreement), then he would be eligible to receive, among other benefits, payments equal to two times his then effective annual salary plus 200% of the amount paid to him under the Company’s profit sharing program in the year prior to his termination, as well as full accelerated vesting of his then outstanding, unvested equity grants. The above summary of the Mr. Heaton’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On October 4, 2006, the Company’s Compensation/Stock Option Committee approved a performance bonus of $119,700 to Douglas J. McCutcheon, Executive Vice President, Finance & Administration and Chief Financial Officer.

Item 3.03 – Material Modification to Rights of Security Holders.

On September 29, 2006, the Company changed its state of incorporation from California to Delaware. This change in domicile was accomplished by merging the Company into a Delaware company established for such purpose, and was approved by the requisite vote of shareholders at the Company’s Annual Meeting of Shareholders on September 28, 2006. The merger agreement relating to the reincorporation is attached hereto as Exhibit 2.1. The reincorporation will not result in any change in the Company’s name, business, assets or liabilities, will not cause the Company’s corporate headquarters or other facilities to be moved and will not result in any relocation of management or other employees. Furthermore, the Company’s common stock will continue to trade on the NASDAQ Global Market under the ticker symbol “NANO.” Shareholders are not required to undertake any exchange of the Company’s shares, as shares in the California company are deemed to represent an equal number of shares in the Delaware company.

As of September 29, 2006, the effective date of the reincorporation, the rights of the Company’s stockholders began to be governed by the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws attached hereto as Exhibits 3.1 and 3.2, respectively. The new Certificate of Incorporation and Bylaws of the Company include certain new governance-related provisions. Specifically, the instruments include: (i) a provision limiting the Company’s stockholders’ right to call special meetings of stockholders; (ii) a provision limiting the Company’s stockholders’ ability to act by written consent; (iii) a provision classifying the Company’s board of directors into separate classes with staggered terms; and (iv) a provision eliminating the stockholders’ ability to cumulate votes in connection with the election of directors.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 4, 2006, the Company formally appointed Bruce C. Rhine and Bruce A. Crawford to the newly created positions of Chief Strategy Officer and Chief Operating Officer, respectively. Mr. Rhine’s annual base salary is $250,000 and Mr. Crawford’s is $285,000. Mr. Rhine is prohibited from competing with the Company, or soliciting its employees or customers, for a period of one year after the termination of his service to the Company. Mr. Crawford will be eligible for an annual target bonus of 60% of his base salary, and a severance payment of one year’s salary if he is terminated without Good Cause or if he resigns for Good Reason (as such terms are defined in his employment agreement).

Mr. Rhine, 49, has served as a member of the Company’s board of directors since July 2006. Since August 2000, Mr. Rhine served as Chairman and Chief Executive Officer of Accent Optical Technologies, Inc., a supplier of process control and metrology systems to the global semiconductor manufacturing industry, which was acquired by Nanometrics on July 21, 2006. He served as Accent Optical’s President from January 2003 to April 2005 and from August 2000 to September 2001. From February 2000 to July 2000, he was Chairman and Chief Executive Officer of Timbre Technologies, Inc., a software supplier to semiconductor manufacturers. From October 1999 to February 2000, he was a Vice President of Applied Materials, Inc., a semiconductor equipment manufacturer.

Mr. Crawford, 54, has served as President and Chief Operating Officer of Accent Optical since July 2005. From February 2003 to July 2005, he served as Accent Optical’s Chief Operating Officer and Executive Vice President and from October 2000 to February 2003, he was Vice President of Worldwide Operations. From October 1999 to October 2000, he was Senior Director of Materials-CMP Division at Applied Materials, Inc.

Item 8.01 – Other Events.

As noted above, Nanometrics has changed its state of incorporation from California to Delaware. The change in Nanometrics’ state of incorporation was approved by its shareholders at the Annual Meeting of Shareholders held on September 28, 2006. In addition, the shareholders approved the following corporate governance-related proposals, which are reflected in the Certificate of Incorporation and Bylaws of Nanometrics as attached hereto as Exhibits 3.1 and 3.2, respectively:

(i)	a provision limiting the Company’s stockholders’ right to call special meetings of stockholders;

(ii)	a provision limiting the Company’s stockholders’ ability to act by written consent;

(iii)	a provision classifying the Company’s board of directors into separate classes with staggered terms; and

(iv)	a provision eliminating the stockholders’ ability to cumulate votes in connection with the election of directors.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization dated September 28, 2006 between Big League Merger Corporation, a Delaware corporation and Nanometrics Incorporated, a California corporation.

3.1	Certificate of Incorporation of Nanometrics Incorporated, a Delaware corporation.

3.2	Bylaws of Nanometrics Incorporated, a Delaware corporation.

10.1	Employment Agreement dated October 4, 2006 by and between Nanometrics Incorporated and John D. Heaton.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2006	NANOMETRICS INCORPORATED

/s/ Douglas J. McCutcheon
Douglas J. McCutcheon Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization dated September 28, 2006 between Big League Merger Corporation, a Delaware corporation and Nanometrics Incorporated, a California corporation.

3.1	Certificate of Incorporation of Nanometrics Incorporated, a Delaware corporation.

3.2	Bylaws of Nanometrics Incorporated, a Delaware corporation.

10.1	Employment Agreement dated October 4, 2006 by and between Nanometrics Incorporated and John D. Heaton.